As filed with the U.S. Securities and Exchange Commission on August 21, 2026

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

ALZAMEND NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1822909
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3480 Peachtree Road NE, Second Floor, Suite 103

Atlanta, GA 30326

(844) 722-6333

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Stephan Jackman

Chief Executive Officer

Alzamend Neuro, Inc.

3480 Peachtree Road NE, Second Floor, Suite 103

Atlanta, GA 30326

(844) 722-6333

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Henry Nisser, Esq. Executive Vice President and General Counsel Alzamend Neuro, Inc. 122 East 42nd Street, Suite 5000 New York, NY 10168 (646) 650-5044	Kenneth A. Schlesinger, Esq. Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

 The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it does not solicit an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 21, 2026

ALZAMEND NEURO, INC.

98,388,305 Shares of Common Stock

This prospectus relates to the resale of up to ninety-eight million, three hundred and eighty-eight thousand, three hundred and five (98,388,305) shares of common stock, par value $0.0001 per share (the “Common Stock”), of Alzamend Neuro, Inc. (“we,” “us,” “our” or the “Company”), by Ault Lending, LLC (the “Selling Stockholder”), consisting of such number of shares (the “Conversion Shares”) to be issued upon the conversion of up to Twenty-Five Thousand (25,000) shares of our Series D Convertible Preferred Stock (the “Preferred Shares”) to be issued pursuant to the Securities Purchase Agreement we entered into with the Selling Stockholder (the “Purchase Agreement”) on July 31, 2026 (the “Execution Date”). We are registering the Common Stock for resale pursuant to such Selling Stockholder’s registration rights under a securities purchase agreement and a registration rights agreement between us and such Selling Stockholder.

Pursuant to the Purchase Agreement, the Selling Stockholder has committed to purchase from us, subject to stockholder approval, up to 25,000 Preferred Shares. For additional information, see “Committed Equity Financing” beginning on page 7 of this prospectus.

We are not selling any shares of our Common Stock under this prospectus and will not receive any of the proceeds from the sale of the shares of our Common Stock owned by the Selling Stockholder. For additional information, see “Use of Proceeds” beginning on page 11 of this prospectus and “Selling Stockholder” beginning on page 13 of this prospectus.

The Selling Stockholder may sell or otherwise dispose of the shares of our Common Stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the Common Stock being offered in this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Our Common Stock trades on The Nasdaq Capital Market under the symbol “ALZN.” On August 20, 2026, the last reported sales price of the Common Stock, as reported by The Nasdaq Capital Market, was $1.63 per share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in the Common Stock is highly speculative and involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the Common Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. The Selling Stockholder may, from time to time, sell up to 98,388,305 shares of our Common Stock, as described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the securities described in this prospectus.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor the Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by us or on our behalf and filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholder is offering to sell our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to the offering. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to the offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any shares of our Common Stock, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

For investors outside of the United States: Neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This document includes trademarks, tradenames and service marks, certain of which belong to the Company and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this document appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that the Company will not assert its rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. The Company does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of the Company by, these other parties.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Alzamend Neuro, Inc. and its consolidated subsidiary.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this document. See “Cautionary Note Regarding Forward-Looking Statements.”

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement and the documents incorporated by reference in, of which this prospectus forms a part, contains forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our need for substantial additional funding to finance our operations and complete development to seek FDA approval for AL001 and ALZN002 before commercialization;

•	our ability to effectively execute our business strategy;

•	our ability to manage our expansion, growth and operating expenses;

•	our ability to evaluate and measure our business, prospects and performance metrics;

•	our ability to compete and succeed in a highly competitive and evolving industry;

•	our ability to respond and adapt to changes in technology and customer behavior;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

•	our significant losses since inception and anticipation that we will continue to incur significant losses for the foreseeable future;

•	our reliance on licenses from a third party regarding our rights and development of AL001 and ALZN002;

•	our development of AL001 and ALZN002 never leading to a marketable product;

•	our product candidates not qualifying for expedited development, or if they do, not actually leading to a faster development or regulatory review or approval process;

•	our approach to targeting beta-amyloid plaque via ALZN002 being based on a novel therapeutic approach;

•	if we are unable to regain compliance with, or thereafter maintain compliance with, the continued listing requirements of The Nasdaq Capital Market, our common stock could be delisted, which would adversely affect our common stock’s market price and liquidity and reduce our ability to raise capital; and

•	the risk factors included in our most recent filings with the SEC, including, but not limited to, our Forms 10-K and 10-Q, which are incorporated by reference herein.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

iii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our Common Stock, you should read the entire prospectus carefully, including the section titled “Risk Factors” and our financial statements and related notes thereto included elsewhere in this prospectus.

Overview

We were incorporated on February 26, 2016, as Alzamend Neuro, Inc. under the laws of the State of Delaware. We were formed to acquire and commercialize patented intellectual property and know-how to prevent, treat and potentially cure the crippling and deadly Alzheimer’s. With our two product candidates, we aim to bring treatment or cures not only for Alzheimer’s, but also bipolar disorder (“BD”), major depressive disorder (“MDD”) and post-traumatic stress disorder (“PTSD”). Existing Alzheimer’s treatments only temporarily relieve symptoms but do not, to our knowledge, slow or halt the underlying worsening of the disease. We have developed a novel approach to combat Alzheimer’s through immunotherapy.

Plan of Operations

We intend to develop and commercialize therapeutics that are better than existing treatments and have the potential to significantly improve the lives of individuals afflicted by Alzheimer’s, BD, MDD and PTSD. To achieve these goals, we are pursuing the following key business strategies:

•	Advance clinical development of AL001 for Alzheimer’s, BD, MDD and PTSD treatment;

•	Advance clinical development of ALZN002 for Alzheimer’s treatment;

•	Expand our pipeline of pharmaceuticals to include additional indications for AL001 and delivery methods;

•	Focus on translational and functional endpoints to efficiently develop product candidates; and

•	Optimize the value of AL001 and ALZN002 in major markets.

Our pipeline consists of two novel therapeutic drug candidates:

•	AL001 - A patented ionic cocrystal technology delivering a therapeutic combination of lithium, salicylate and proline through three royalty-bearing exclusive worldwide licenses from the University of South Florida Research Foundation, Inc., as licensor (the “Licensor”); and

•	ALZN002 - A patented method using a mutant peptide sensitized cell as a cell-based therapeutic vaccine that seeks to restore the ability of a patient’s immunological system to combat Alzheimer’s through a royalty-bearing exclusive worldwide license from the Licensor.

Our most advanced product candidate (lead product) licensed and in clinical development in humans is AL001, an ionic cocrystal of lithium for the treatment of Alzheimer’s, BD, MDD and PTSD. Based on our preclinical data involving mice models, AL001 treatment prevented cognitive deficits, depression and irritability and is superior in improving associative learning and memory and irritability compared with lithium carbonate treatments, supporting the potential of this lithium formulation for the treatment of Alzheimer’s, BD, MDD and PTSD in humans. Lithium has been marketed for more than 35 years and human toxicology regarding lithium use has been well characterized, potentially mitigating the regulatory burden for safety data.

On May 5, 2022, we initiated a multiple-dose, steady-state, double-blind, ascending dose safety, tolerability, pharmacokinetic clinical trial of AL001 in patients with mild to moderate Alzheimer’s and healthy subjects. We completed the Phase IIA clinical trial in March 2023 and announced positive topline data in June 2023.

We announced that we successfully identified a maximum tolerated dose (“MTD”) for development of AL001 from a multiple-ascending dose study as assessed by an independent safety review committee. This dose, providing lithium at a lithium carbonate equivalent dose of 240 mg 3-times daily (“TID”), is designed to be unlikely to require lithium therapeutic drug monitoring (“TDM”). Also, this MTD is risk-mitigated for the purpose of treating fragile populations, such as Alzheimer’s patients.

1

Based on the results from our Phase IIA multiple ascending dose study, we plan to initiate five clinical trials to determine relative increased lithium levels in the brain compared to a marketed lithium salt for healthy subject and patients diagnosed with mild to moderate Alzheimer’s, BD, MDD and PTSD, based on published mouse studies that predict that lithium can be given at lower doses for equivalent therapeutic benefit when treating with AL001. For example, the goal is to replace the amount of lithium needed for maintenance treatment of BD with a clinically relevant, lower AL001 lithium carbonate equivalent lithium dose. Such lithium dose mitigation could redefine the landscape of neuropsychiatric, neurodegenerative, and neurological treatment practices.

In August 2024, we announced a partnership with Massachusetts General Hospital and Harvard Medical School to conduct five Phase II imaging clinical trials. The purpose of these trials is to assess the comparative increase in lithium levels within the brain and its structures as opposed to a commonly marketed lithium salt among healthy subjects and patients afflicted with Alzheimer’s, BD, MDD and PTSD.

In November 2024, we announced a full data set from a nonclinical study comparing brain and plasma lithium exposures between AL001 and lithium carbonate in Alzheimer’s transgenic mice. This study was a precursor to the five clinical trials and showed that AL001 exhibited consistently higher lithium concentrations in brain tissues, particularly at lower doses, compared to lithium carbonate.

For these clinical trials, we partnered with Tesla Dynamic Coils BV to create a head coil to enable whole-brain imaging of lithium with remarkable resolution, allowing precise quantification within brain structures. The coil will be used to help identify the disease-specific target doses of AL001 that improve the balance of safety and efficacy compared to lithium carbonate. The coil will also be used to scan the entire brain, helping us clearly identify the different structures and important areas necessary for understanding how lithium works and moves within the brain. We announced completion of the head coil in February 2025.

In May 2025, we announced the initiation, enrollment and dosing of the first patient for the healthy human patients. This clinical trial has the following objectives:

•	To assess lithium brain/plasma pharmacokinetics (“PK”) of the AL001 oral capsule relative to a marketed lithium carbonate capsule in healthy adult subjects for the purpose of determining potential clinically safe and effective AL001 dosing in future studies;

•	To characterize AL001 lithium and salicylate steady-state plasma PK, and lithium relative to a marketed lithium carbonate capsule;

•	To characterize differences in brain and brain structure(s) PK behaviors such as absorption and persistence between AL001 capsule and a marketed lithium carbonate capsule; and

•	To characterize safety and tolerability of the tested formulations under the conditions of this study (38% below the pre-determined MTD for AL001, at a half-dose of a usual lithium starting dose of lithium carbonate for treatment of BD, equivalent to 150 mg lithium carbonate TID).

In November 2025, we announced the completion of the clinical portion of this study and reported pharmacokinetics topline data in March 2026, with the following results: (1) Bioequivalence Confirmed: AL001 delivered 101% of total lithium blood exposure and 97% of peak lithium levels vs. standard lithium carbonate; (2) Superior Brain Penetration: AL001 showed numerically higher lithium concentrations in all measured brain regions, including whole brain; and (3) Faster Brain Uptake: AL001 reached peak brain concentration in 6.7 hours vs. 8.4 hours for standard lithium carbonate. In April 2026, we announced pharmacodynamic topline data of the healthy human subjects with the following results:

•	Potentially Distinct Brain Profile: Across multiple brain regions, AL001 and lithium carbonate appeared to trend in opposite directions in brain chemistry measures, suggesting that AL001 may interact with the brain in a distinct manner and generate a lower neurochemical footprint than lithium carbonate;

•	Expected Trends for Myo-Inositol Reduction: Both AL001 and lithium carbonate showed a trend toward reducing myo-inositol, potentially supporting the hypothesis that AL001 retains lithium's core mechanism of action; and

•	Potentially Preserved Glutamate Balance: Lithium carbonate showed large effects across all brain regions whereas AL001 showed minimal glutamate effect in most brain regions, which may suggest better long-term tolerability.

Full pharmacokinetics and pharmacodynamic results are expected in August 2026.

2

In March 2026, we announced the initiation of the Phase II Clinical Trial of AL001 “Lithium in Brain” Study in Patients with BD and expect to report topline data in the fourth quarter of 2026. The clinical trials for treatment of patients with MDD and PTSD are expected to commence in the fourth quarter of 2026, followed by Alzheimer’s in the first quarter of 2027. These projected timelines reflect our commitment to advancing our clinical development programs across multiple neuropsychiatric and neurodegenerative indications.

On September 28, 2022, we submitted an Investigational New Drug (“IND”) application to the U.S. Food and Drug Administration (the “FDA”) for ALZN002 and received a “study may proceed” letter on October 31, 2022. The product candidate is an immunotherapy vaccine designed to treat mild to moderate dementia of the Alzheimer’s type. ALZN002 is a proprietary “active” immunotherapy product, which means it is produced by each patient’s immune system. It consists of autologous DCs that are activated white blood cells taken from each individual patient so that they can be engineered outside of the body to attack Alzheimer’s-related amyloid-beta proteins. These DCs are pulsed with a novel amyloid-beta peptide (E22W) designed to bolster the ability of the patient’s immune system to combat Alzheimer’s, with the goal being to foster tolerance to treatment for safety purposes while stimulating the immune system to reduce the brain’s beta-amyloid protein burden, resulting in reduced Alzheimer’s signs and symptoms. Compared to passive immunization treatment approaches that use foreign blood products (such as monoclonal antibodies), active immunization with ALZN002 is anticipated to offer a more robust and long-lasting effect on the clearance of amyloid. This could provide a safer approach due to its reliance on autologous immune components, using each individual patient’s own white blood cells rather than foreign cells and/or blood products.

On April 3, 2023, we announced the initiation of a Phase I/IIA clinical trial for ALZN002 to treat mild to moderate dementia of the Alzheimer’s type. The purpose of this trial is to assess the safety, tolerability, and efficacy of multiple ascending doses of ALZN002 compared with that of a placebo in 20-30 subjects with mild to moderate morbidity. The primary goal of this clinical trial is to determine an appropriate dose of ALZN002 for treatment of patients with Alzheimer’s in a larger Phase IIB efficacy and safety clinical trial. On February 13, 2024, we received notice from Biorasi, LLC (“Biorasi”), the company formerly engaged as our contract research organization (“CRO”), terminating our contract with Biorasi. We are currently pursuing the engagement of a replacement CRO. Due to the scientific and operational complexities of the ALZN002 trial, along with the limited number of CROs with the expertise and capacity to complete the trial, we have experienced a delay in engaging a new CRO. We do not expect to restart this trial in first quarter of 2027.

The continuation of our current plan of operations with respect to completing our IND applications and conducting the series of human clinical trials for each of our therapeutics requires us to raise additional capital to fund our operations.

Because our working capital requirements depend upon numerous factors, including the progress of our preclinical and clinical testing, timing and cost of obtaining regulatory approvals, changes in levels of resources that we devote to the development of manufacturing and marketing capabilities, competitive and technological advances, status of competitors, and our ability to establish collaborative arrangements with other organizations, we will require additional financing to fund future operations.

Corporate Information

Our principal executive offices are located at 3480 Peachtree Road NE, Second Floor, Suite 103, Atlanta, GA 30326, and our telephone number is (844) 722-6333. Our corporate website address is www.alzamend.com. The information contained on or accessible through our website is not a part of this prospectus.

3

THE OFFERING

Issuer:	Alzamend Neuro, Inc.

Securities offered by the Selling Stockholder:	Up to 98,388,305 shares of Common Stock consisting of such number of shares of Common Stock (the “Conversion Shares”) to be issued upon the conversion of 25,000 shares of the Company’s Series D Convertible Preferred Stock (the “Preferred Shares”) issued and to be issued to the Selling Stockholder.

Shares of Common Stock Outstanding Prior to this Offering:	4,825,723 shares of Common Stock.

Shares of Common Stock to be Outstanding After this Offering:(1)	103,214,028 shares of Common Stock.

Use of Proceeds:	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder. We will bear all of the expenses of this offering, and such expenses will be paid out of our general funds. See “Use of Proceeds.”

Risk Factors:	Investing in the Common Stock involves a high degree of risk and uncertainty. You should read the “Risk Factors” section of this registration statement, including the prospectus, along with the information included under the same heading the documents incorporated by reference into this registration statement, including the prospectus, for a discussion of factors to consider before deciding to invest in the securities.

Plan of Distribution:	The Selling Stockholder may sell all or a portion of the shares of Common Stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the Common Stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Nasdaq Capital Market Common Stock Symbol:	ALZN

(1)	The number of shares of Common Stock that will be outstanding after this offering is based on 4,825,723 shares of Common Stock outstanding as of August 20, 2026 and presumes that all of the shares registered for resale will be sold, but excludes:

●	135,433 shares of Common Stock issuable upon exercise of outstanding warrants;

●	1,593,704 shares of Common Stock issuable upon exercise of outstanding stock options; and

●	16,889 shares of Common Stock reserved for future issuance under our stock incentive plans.

4

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K filed with the SEC and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our securities. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks materializes, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Offering

It is not possible to predict the actual number of Preferred Shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales, since we must satisfy certain closing conditions at each tranche closing in order for the Selling Stockholder to be required to purchase additional Preferred Shares. Consequently, we may not have access to the full amount available under the Purchase Agreement with the Selling Stockholder within the foreseeable future, if at all.

On the Execution Date, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to the $25 million of our Preferred Shares, subject to our having satisfied certain closing conditions (the “Closing Conditions”) at each tranche closing in order for the Selling Stockholder to be required to purchase additional Preferred Shares. The Preferred Shares that will be issued under the Purchase Agreement will, subject to our ability to satisfy the Closing Conditions, be sold by us to the Selling Stockholder from time to time beginning on the date of the second tranche closing (a “Tranche Closing”) and continuing with sales of the third through the fifteenth Tranche Closings as provided for in the Purchase Agreement.

Because it is currently impossible to predict whether we will satisfy any of the Closing Conditions at each Tranche Closing, there can be no assurance that we will meet any of them. Consequently, we may not have access to the full amount available under the Purchase Agreement with the Selling Stockholder within the foreseeable future, if at all.

Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business, in which case you would likely lose the entirety of your investment in our company.

The Preferred Shares are convertible into our Common Stock at a discount to the market price, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Each Preferred Share is convertible into such number of shares of our Common Stock equal to the stated value of the Preferred Shares, which is $1,050 per share (the “Stated Value”) divided by the greater of (i) $0.2668 (the “Floor Price”), which Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) 80% of the lowest closing bid price of the Common Stock during the five (5) trading days immediately prior to the date of conversion into Conversion Shares, but not greater than $2.00 per share (the “Maximum Price”), which Maximum Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions (the “Conversion Price”).

Based upon a closing price of $1.35 for our Common Stock on the trading day prior to the execution of the Purchase Agreement on July 31, 2026, the Preferred Shares would initially be convertible, at the Conversion Price of $0.2668 into approximately 98,388,305 Conversion Shares, subject to a potentially different Conversion Price if it is, with respect to a subsequent Tranche Closing, based on 80% of the lowest closing bid price of the Common Stock during the five (5) trading days immediately prior to the date of conversion into Conversion Shares. However, because we cannot issue more than 19.99% of the shares of Common Stock issued and outstanding on the Execution Date, or 964,662 such shares, the Preferred Shares would be unable to be converted into more than such number of our shares of our Common Stock, unless and until we obtain stockholder approval. The shares of our Common Stock issued upon conversion of the Preferred Shares will result in dilution to the then existing holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

5

The certificate of designations of rights and preferences of the Preferred Shares (the “Series D COD”) contains anti-dilution provisions that may result in the reduction of the Conversion Price in the future. This feature may result in an increased number of shares of Common Stock being issued upon conversion of the Preferred Shares. Sales of these shares will dilute the interests of other security holders and may depress the price of our Common Stock and make it difficult for us to raise additional capital.

The Series D COD contains anti-dilution provisions, which provisions require the lowering of the applicable Conversion Price, as then in effect, to the purchase price of equity or equity-linked securities issued in subsequent offerings. If in the future, while any of the Preferred Shares are outstanding, we issue securities at an effective purchase price less than the applicable Conversion Price of the Preferred Shares as then in effect, we will be required, subject to certain limitations and adjustments as provided in the Series D COD, to further reduce the Conversion Price, subject to the Floor Price, which would result in a greater number of shares of Common Stock being issuable upon conversion of the Preferred Shares, which in turn will have a greater dilutive effect on our stockholders.

Sales of a substantial number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could cause our stock price to fall.

We may issue and sell additional shares of Common Stock in the public markets, including as part of this offering. As a result, a substantial number of our shares of Common Stock may be sold in the public market. Sales of a substantial number of our shares of Common Stock in the public markets, including in connection with this offering, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never paid cash dividends on our Common Stock and do not plan to pay any cash dividends in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying, or place restrictions on our ability to pay, dividends in cash. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain with respect to your investment for the foreseeable future.

6

COMMITTED EQUITY FINANCING

On the Execution Date, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to $25 million of Preferred Shares, subject to the satisfaction of the conditions in the Purchase Agreement.

Such sales of our Preferred Shares, if any, will be subject to certain limitations, and may occur from time to time. Pursuant to the Purchase Agreement, but subject to the Closing Conditions having been met at each Tranche Closing, the Selling Stockholder’s purchases of Preferred Shares have been or will be made as follows:

(a)       On the Execution Date, the Selling Stockholder paid $7,500,000 in cash to the Company (the “Initial Closing”), comprised of the purchase of 7,500 Preferred Shares at a purchase price of $1,000 per Preferred Share (the “Purchase Price”);

(b)       Within ten (10) business days after the registration statement is declared effective by the Securities and Exchange Commission (the “SEC”), the Selling Stockholder shall pay $2,500,000 in cash to the Company, comprised of the purchase of 2,500 Preferred Shares at the Purchase Price (the “Second Closing”); and

(c)       Commencing thirty (30) days after the closing of the Second Closing, and on each monthly anniversary thereafter (each, a “Monthly Closing Date”), the Selling Stockholder shall pay $1,000,000 in cash to the Company on each Monthly Closing Date, comprised of the purchase of 1,000 Preferred Shares at the Purchase Price in each case continuing until the aggregate cash purchase price paid by the Selling Stockholder (inclusive of the Initial Closing and the Second Closing) equals $25,000,000.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

Notwithstanding the existence of the Closing Conditions, the Selling Stockholder has the ability to invest any amount in its sole discretion in advance of the dates that the Closing Conditions shall have been met. If we sell to the Selling Stockholder the remaining Preferred Shares after the Initial Closing, we will receive $17.5 million of gross proceeds. We currently expect to use the net proceeds from the sale of the Preferred Shares for working capital and general corporate purposes.

In the event that the average closing price of the Common Stock during the three trading days preceding the date of a Tranche Closing shall not be equal to or greater than the Floor Price, then the applicable closing shall be delayed until such time as the price meets the required threshold.

We agreed to use our best efforts to file this registration statement, registering for resale the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Initial Required Registration Amount “) with the SEC by August 15, 2026 (the “Filing Deadline”). We also agreed that if: (i) this registration statement is not filed on or prior to its Filing Deadline, or (ii) a registration statement registering for resale all of the Initial Required Registration Amount is not declared effective by the SEC by the 60th calendar day following the Filing Deadline (or, in the event of a “full review” by the SEC, the 90th calendar day following the Filing Deadline) of the registration statement (any such failure or breach being referred to as an “Registration Default”), and on any date such a Registration Default has occurred (a “Registration Default Date”), then, in addition to any other rights the Selling Stockholder may have hereunder or under applicable law, on each such Registration Default Date and on each monthly anniversary of each such Registration Default Date (if the applicable Registration Default shall not have been cured by such date) until the applicable Registration Default is cured, the Company shall pay to the Selling Stockholder, as partial liquidated damages and not as a penalty, an amount in cash equal to two percent (2%) of the Stated Value of the Preferred Shares held, not to exceed fifteen percent (15%) in the aggregate.

In addition, we agreed to use our best efforts to file a preliminary proxy statement no later than 15 days after the Execution Date and thereafter use our reasonable best efforts to file a definitive proxy statement related to a special meeting of our stockholders within 45 days of the Execution Date for purposes of seeking stockholder approval of the issuance of all the shares of Common Stock issuable upon conversion of the Preferred Shares in excess of the “Nasdaq Limit,” which is 19.99% of our shares of Common Stock issued and outstanding on the Execution Date. The special meeting shall occur no later than seventy-five (75) days after the Execution Date; further, we agreed to use our best efforts to obtain stockholder approval at the special meeting.

The Purchase Agreement provides that from the Execution Date through the date that no Preferred Shares are outstanding, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of Common Stock) with any individual or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable to such Other Investor than the rights and benefits established in favor of the Selling Stockholder by the Preferred Shares, unless, in any such case, the (i) the Company shall notify the Selling Stockholder of such additional or more favorable term within three (3) business days of the issuance of the respective security, and (ii) such term, at the Selling Stockholder’s option, shall become applicable to the Selling Stockholder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing redemption features, rights of first refusal, dividends and conversion lookback periods.

7

For a period of three (3) years from the date the Purchaser no longer holds any Preferred Shares (the “Obligation Period”), the Selling Stockholder shall have a right of first refusal (a “Right of First Refusal”) with respect to any investment proposed to be made by an Other Investor for each and every future public or private equity offering, including a debt instrument convertible into equity of our company during the Obligation Period (an “Offering”). We must notify the Selling Stockholder of any intention of ours to pursue any such Offering, including the material terms thereof, by providing written notice thereof to the Purchaser.

Moreover, during the Obligation Period, if the Selling Stockholder has not elected to exercise its rights described immediately above, the Selling Stockholder shall have a right to participate in any subsequent financing (a “Subsequent Financing”) allowing the Selling Stockholder to purchase such number of securities in the Subsequent Financing to allow the Selling Stockholder to acquire 33.33% of the securities to be sold in the Subsequent Financing.

If, at any time while shares of Series D Preferred Stock are outstanding, we close a financing in which we sell or grant any option to purchase or sells or grants any right to reprice outstanding securities, or otherwise dispose of or issues any Common Stock or any security convertible or exercisable for Common Stock (a “Common Stock Equivalent”), entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price”), then the Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made in respect of an Exempt Issuance (as defined in the Purchase Agreement). However, in no event shall the Base Conversion Price be adjusted to a price lower than the Floor Price.

Preferred Shares

General

The following is a brief summary of certain terms and conditions of the Preferred Shares. The following description is subject in all respects to the provisions contained in the Series D COD, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Capitalized terms not otherwise defined in this description of the Preferred Shares shall have the meanings ascribed to such terms in the Series D COD. The Preferred Shares are governed by the Series D COD, which was filed with the Delaware Secretary of State on July 31, 2026.

Dividends

Holders of the Preferred Shares will not be entitled to receive dividends.

Conversion

Each Preferred Share is convertible into such number of shares of Common Stock equal to the greater of (i) the greater of $0.2668 (the “Floor Price”), which Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) 80% of the lowest closing bid price of the Common Stock during the five (5) trading days immediately prior to the date of conversion into Conversion Shares, but not greater than $2.00 per share (the “Maximum Price”), which Maximum Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

Voting Rights

The holders of the Preferred Shares are entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Corporation Law and the rules of the Nasdaq, provided however, that for purposes of complying with Nasdaq rules, the conversion price, for purposes of determining the number of votes the holder of Preferred Shares is entitled to cast, shall not be lower than $1.4175 (the “Voting Floor Price”), which represents the price calculated by dividing (i) the closing sale price of the Common Stock on the trading day immediately prior to the Execution Date, which was $1.35 by (ii) 1.05. In contrast to the Floor Price, the Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

Exchange Cap

The Preferred Shares will not be convertible into shares of Common Stock in excess of the Nasdaq Limit, except in the event that the Company obtains stockholder approval for issuances or voting of Conversion Shares in excess of the Nasdaq Limit. Until such approval has been obtained, the Selling Stockholder may not vote or convert more than the number of Conversion Shares equal to the Nasdaq Limit.

8

Beneficial Ownership Limitations

A holder of the Preferred Shares will not have the right to convert any such shares, and the Company will not effect any conversion of any Preferred Shares, to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the outstanding shares of our Common Stock calculated in accordance with Section 13(d) of the Exchange Act. However, any holder may increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%, and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered.

Exchange Listing

There is no established trading market for the Preferred Shares and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Preferred Shares on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Preferred Shares will be extremely limited.

Liquidation

In the event of liquidation, dissolution, or winding up of the Company, the holders of Preferred Shares have a preferential right to receive an amount equal to the Stated Value of the Preferred Shares before any distribution to other classes of capital stock. If the assets are insufficient, the distribution will be prorated among the holders of Preferred Shares. The Preferred Shares rank senior over other classes of preferred stock that we may issue in the future, unless the certificate of designation for any future series of preferred stock states otherwise.

No Short-Selling or Hedging by the Selling Stockholder

The Selling Stockholder has agreed that, during the term of the Purchase Agreement, neither the Selling Stockholder nor any of its affiliates will engage in any short sales or hedging transactions with respect to our Common Stock.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated by either party thereto upon the occurrence of certain events which are set forth in the Purchase Agreement.

9

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder. We will bear all of the expenses of this offering, and such expenses will be paid out of our general funds.

10

DESCRIPTION OF SECURITIES BEING OFFERED

The following description of our securities is intended as a summary only. We refer you to our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws, as amended (the “Bylaws”), which are incorporated by reference into this prospectus, and to the applicable provisions of the Delaware General Corporation Law (“DGCL”). This description may not contain all of the information that is important to you and is subject to, and is qualified in its entirety by reference to, our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, any subsequent Quarterly Reports on Form 10-Q, our Certificate of Incorporation, our Bylaws, the other documents incorporated by reference herein and the applicable provisions of the DGCL. For information on how to obtain copies of our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, our subsequent Quarterly Reports on Form 10-Q, our Certificate of Incorporation and our Bylaws, see “Where You Can Find More Information.”

We are registering up to 98,388,305 shares of our Common Stock issuable from time to time upon conversion of the Preferred Shares.

Common Stock

We are authorized to issue 300,000,000 shares of Common Stock, par value $0.001 per share. As of August 20, 2026, there were 4,825,723 shares of our Common Stock issued and outstanding. The outstanding shares of our Common Stock are validly issued, fully paid and non-assessable.

Holders of our shares of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of our Common Stock do not have cumulative voting rights. Therefore, beneficial owners of a majority of the shares of our Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of a majority of our outstanding shares of capital stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.

Holders of our Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our Common Stock. Our Common Stock has no preemptive, subscription or conversion rights and there are no redemption provisions applicable to our Common Stock.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare, 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ALZN.”

11

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by the Selling Stockholder of up to 98,388,305 shares of our Common Stock that may be issued by us to the Selling Stockholder upon conversion of the Preferred Shares as provided for in the Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the sections titled “Committed Equity Financing” and “Description of Securities Being Offered” above. We are registering the shares of Common Stock included in this prospectus pursuant to the Purchase Agreement, in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for (i) the transactions contemplated by the Securities Purchase Agreement dated July 31, 2026 that we entered into with the Selling Stockholder, which provided for the sale of the Conversion Shares to the Selling Stockholder, and the Purchase Agreement and as set forth in this section below, and (ii) the transactions contemplated by the securities purchase agreement dated January 31, 2024 that we entered into with the Selling Stockholder, which provided for the sale of shares of preferred stock and warrants to the Selling Stockholder, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of our Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of August 20, 2026. The number of shares in the column “Securities to be Sold in this Offering” represents all of the shares of our Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them. Except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes shares of our Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 4,825,723 shares of common stock outstanding on August 20, 2026. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

	Securities Beneficially Owned Prior to this Offering (1)		Securities to be Sold in this Offering (2)	Securities Beneficially Owned After this Offering
Name of Selling Stockholder	Number	Percentage(3)	Shares of Common Stock Underlying Preferred Shares	Number	Percentage
Ault Lending, LLC(4)	247,324	4.99%	98,388,305	141,464	*

* Less than 1%.

(1)	Includes (i) 116,648 shares of Common Stock held by the Selling Stockholder, (ii) 24,816 shares of Common Stock issuable upon exercise of currently exercisable warrants held by the Selling Stockholder and (iii) 105,860 shares of Common Stock issuable upon conversion of approximately 122.6 Preferred Shares owned by the Selling Stockholder presuming that the Selling Stockholder acquires all such shares. Does not include additional shares of Common Stock issuable upon the conversion of approximately 7,377.4 Preferred Shares owned by the Selling Stockholder as of August 20, 2026, due to the 4.99% beneficial ownership limitation. The Series D COD prohibits us from issuing any shares of Common Stock to the Selling Stockholder to the extent such shares, when converted and/or exercised, as applicable, and aggregated with all other shares of our Common Stock then beneficially owned by the Selling Stockholder, would cause the Selling Stockholder’s beneficial ownership of our Common Stock to exceed the 4.99% ownership limitation. The ownership limitation may not be amended or waived under the Purchase Agreement, except that it may be increased to 9.99% upon 61 days’ notice to us.

(2)	Represents shares of Common Stock issuable upon conversion of 25,000 Preferred Shares owned by the Selling Stockholder presuming that the Selling Stockholder acquires all such shares at the Floor Price.

(3)	Applicable percentage ownership is based on 4,825,723 shares of common stock outstanding as of August 20, 2026.

(4)	The Selling Stockholder is controlled by its ultimate parent, Hyperscale Data, Inc. (“HDI”), whose Executive Chairman has voting and dispositive power over the shares. The business address of each of the Selling Stockholder and HDI is 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141.

12

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of its Common Stock covered by this prospectus hereby on the principal trading market or any other stock exchange, market or trading facility on which our Common Stock are traded or in private transactions.

These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling such Common Stock:

●	ordinary brokerage transactions and transactions in which a broker dealer solicits purchasers;
●	block trades in which a broker dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by a broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;
●	in transactions through broker dealers that agree with the Selling Stockholder to sell a specified number of such Common Stock at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The registered shares may also be sold under Rule 144 under the Securities Act, if available for the Selling Stockholder, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of registered shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may pledge their registered shares to brokers under the margin provisions of customer agreements. If the Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged registered shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The shares of our Common Stock offered by this prospectus are being offered by the Selling Stockholder. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any broker-dealers or agents that may become involved in selling the registered shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any broker-dealers or agents that are deemed to be underwriters may not sell registered shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholder and any other persons participating in the sale or distribution of the registered shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the registered shares by, the Selling Stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the registered shares. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

If any of the registered shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Stockholder will sell all or any portion of the registered shares offered under this prospectus.

13

The Company will pay all fees and expenses incident to the registration of the registered shares being offered under this prospectus. The Selling Stockholder is individually responsible for paying any discounts, commissions and similar selling expenses it incurs.

We and the Selling Stockholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the securities offered hereby as our counsel.

EXPERTS

The financial statements of Alzamend Neuro, Inc. as of April 30, 2026 and for the year ended April 30, 2026 incorporated by reference in this prospectus and registration statement from our Annual Report on Form 10-K for the year ended April 30, 2026, have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, filed with the SEC on July 22, 2026;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) or Form 8-K filed with the SEC on August 3, 2026; and

•	The description of our common stock contained in our Annual Report on Form 10-K as Exhibit 4.4 that was filed with the SEC on July 22, 2026.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to termination of this offering shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests should be directed to Alzamend Neuro, Inc., 3480 Peachtree Road NE, Second Floor, Suite 103, Atlanta, GA 30326; Tel.: (844) 722-6333; Attention: Mr. Stephan Jackman, Chief Executive Officer. A copy of any and all of the information that has been incorporated by reference in this prospectus may also be accessed on our website at https://ir.alzamend.com/sec-filings.

14

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus and any prospectus supplement which forms a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are available to the public at no cost from the SEC’s website at http://www.sec.gov.

The reports and other information filed by us with the SEC are also available at our website, www.alzamend.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

15

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be paid
SEC registration fee	$20,347
Accounting fees and expenses	35,000
Legal fees and expenses	10,000
Printing and miscellaneous expenses	5,000
Total	$70,347

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee, or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of our board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

In addition, we have entered into indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service, so long as the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. We also maintain director and officer liability insurance to insure our directors and officers against the cost of defense, settlement or payment of a judgment under specified circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 16.	Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit No.	Exhibit Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 2.1 of Form DOS filed with the SEC on August 19, 2016).
3.2	Certificate of Amendment to the Certificate of Incorporation, filed with the Delaware Secretary of State on June 10, 2016 (incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q filed with the SEC on December 15, 2023).
3.3	Certificate of Amendment to the Certificate of Incorporation, filed with the Delaware Secretary of State on December 22, 2020 (incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q filed with the SEC on December 15, 2023).
3.4	Certificate of Amendment to the Certificate of Incorporation, filed with the Delaware Secretary of State on October 27, 2023 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on October 30, 2023).
3.5	Certificate of Amendment to the Certificate of Incorporation, filed with the Delaware Secretary of State on May 6, 2025 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on May 8, 2025).
3.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the registration statement on Form S-1 filed with the SEC on May 10, 2021).
3.7	First Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on March 3, 2025).
3.8	Certificate of Designations of Preferences and Rights of Series D Preferred Stock, as filed with the Delaware Secretary of State on July 31, 2026 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on August 3, 2026).
4.1	Form of Warrant (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on February 2, 2024).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on May 9, 2024).
4.3	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on February 28, 2025).
5.1*	Legal opinion of Olshan Frome Wolosky LLP.
10.1	Standard Exclusive License Agreement with Sublicensing Terms with the University of South Florida Research Foundation, Inc., dated May 1, 2016 (incorporated by reference to Exhibit 6.1 of Form DOS/A filed with the SEC on September 29, 2016).
10.2	Standard Exclusive License Agreement with Sublicensing Terms Number LIC18110 with the University of South Florida Research Foundation, Inc., dated July 2, 2018 (incorporated by reference to Exhibit 6.3 of Form 1-K filed with the SEC on February 21, 2019).
10.3	Standard Exclusive License Agreement with Sublicensing Terms Number LIC18111 with the University of South Florida Research Foundation, Inc., dated July 2, 2018 (incorporated by reference to Exhibit 6.4 of Form 1-K filed with the SEC on February 21, 2019).
10.4	Standard Exclusive License Agreement with Sublicensing Terms Number LIC19050 with the University of South Florida Research Foundation, Inc., dated June 10, 2020 (incorporated by reference to Exhibit 6.6 of Form 1-K filed with the SEC on August 28, 2020).
10.5	Standard Exclusive License Agreement with Sublicensing Terms Number LIC19051 with the University of South Florida Research Foundation, Inc., dated June 10, 2020 (incorporated by reference to Exhibit 6.7 of Form 1-K filed with the SEC on August 28, 2020).
10.6+	2016 Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 99.1 of Form S-8 filed with the SEC on July 13, 2021).
10.7+	2021 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 of Form S-8 filed with the SEC on July 13, 2021).
10.8	Form of Amendment to Standard Exclusive License Agreement with Sublicensing Terms with the University of South Florida Research Foundation, Inc., dated April 16, 2023 (incorporated by reference to Exhibit 10.13 of annual report on Form 10-K filed with the SEC on July 27, 2023).
10.9	Form of Amendment to Standard Exclusive License Agreement with Sublicensing Terms Number LIC19050 with the University of South Florida Research Foundation, Inc., dated April 16, 2023 (incorporated by reference to Exhibit 10.14 of annual report on Form 10-K filed with the SEC on July 27, 2023).
10.10	Form of Amendment to Standard Exclusive License Agreement with Sublicensing Terms Number LIC19051 with the University of South Florida Research Foundation, Inc., dated April 16, 2023 (incorporated by reference to Exhibit 10.15 of annual report on Form 10-K filed with the SEC on July 27, 2023).
10.11	Form of Amendment to Standard Exclusive License Agreement with Sublicensing Terms Number LIC18110 with the University of South Florida Research Foundation, Inc., dated June 8, 2023 (incorporated by reference to Exhibit 10.16 of annual report on Form 10-K filed with the SEC on July 27, 2023).

II-2

10.12	Form of Amendment to Standard Exclusive License Agreement with Sublicensing Terms Number LIC18111 with the University of South Florida Research Foundation, Inc., dated June 8, 2023 (incorporated by reference to Exhibit 10.17 of annual report on Form 10-K filed with the SEC on July 27, 2023).
10.13+	2025 Stock Incentive Plan (incorporated by reference to Annex A of the definitive proxy statement on Schedule 14A filed with the SEC on February 26, 2026).
10.14	At-The-Market Issuance Sales Agreement, dated March 6, 2026, with Ascendiant Capital Markets, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on March 6, 2026).
10.18	Securities Purchase Agreement, dated July 31, 2026 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on August 3, 2026).
10.19	Registration Rights Agreement, dated July 31, 2026 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on August 3, 2026).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the registration statement on Form S-1 filed with the SEC on June 3, 2024).
23.1*	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of the Registration Statement).
107*	Calculation of Filing Fee Table.

______

* Filed herewith.

+ Indicates management contract or compensatory plan.

II-3

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B;

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-4

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 21st day of August, 2026.

ALZAMEND NEURO, INC.

By:	/s/ Stephan Jackman
Stephan Jackman
Chief Executive Officer (principal executive officer)

By:	/s/ David J. Katzoff
David J. Katzoff
Chief Financial Officer (principal financial and accounting officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stephan Jackman, David Katzoff and Henry Nisser as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-3 and any and all amendments and supplements to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William B. Horne	Chairman of the Board	August 21, 2026
William B. Horne

/s/ Stephan Jackman	Chief Executive Officer (principal executive officer) and Director	August 21, 2026
Stephan Jackman

/s/ David J. Katzoff	Chief Financial Officer (principal financial and accounting officer)	August 21, 2026
David J. Katzoff

/s/ Henry C.W. Nisser	Executive Vice President, General Counsel and Director	August 21, 2026
Henry C.W. Nisser

/s/ Milton C. Ault, III	Director	August 21, 2026
Milton C. Ault, III

/s/ Mark Gustafson	Director	August 21, 2026
Mark Gustafson

/s/ Jeffrey Oram	Director	August 21, 2026
Jeffrey Oram